                                                                EXHIBIT NO. 10.4



               CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY
             WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS
                                DENOTE OMISSIONS.



                        DEVELOPMENT AND LICENSE AGREEMENT

                                 BY AND BETWEEN

                                 NITROMED, INC.

                                       AND

                          BOSTON SCIENTIFIC CORPORATION

                                TABLE OF CONTENTS


                                                                                          PAGE
Article I           Definitions..............................................................1
   Section 1.1      "Affiliate"..............................................................1
   Section 1.2      "Blocking Third Party Intellectual Property".............................1
   Section 1.3      "BSC Intellectual Property"..............................................2
   Section 1.4      "BSC Know-How"...........................................................2
   Section 1.5      "BSC Patent Rights"......................................................2
   Section 1.6      "Confidential Information"...............................................2
   Section 1.7      "Effective Date".........................................................2
   Section 1.8      "Executive Officers".....................................................2
   Section 1.9      "FDA"....................................................................2
   Section 1.10     "Field"..................................................................2
   Section 1.11     "First Commercial Sale"..................................................2
   Section 1.12     "FTE"....................................................................3
   Section 1.13     "IDE"....................................................................3
   Section 1.14     "Joint Intellectual Property"............................................3
   Section 1.15     "Joint Know-How".........................................................3
   Section 1.16     "Joint Patent Rights"....................................................3
   Section 1.17     "Know-How"...............................................................3
   Section 1.18     "Limited License Compounds"..............................................3
   Section 1.19     "Net Sales"..............................................................3
   Section 1.20     "Nitric Oxide Releasing Compounds".......................................4
   Section 1.21     "NitroMed Composition Patent Rights".....................................4
   Section 1.22     "NitroMed Delivered Compounds"...........................................4
   Section 1.23     "NitroMed Intellectual Property".........................................4
   Section 1.24     "NitroMed Know-How"......................................................4
   Section 1.25     "NitroMed Nitric Oxide Releasing Compounds"..............................4
   Section 1.26     "NitroMed Patent Rights".................................................4
   Section 1.27     "Party"..................................................................5
   Section 1.28     "Patent Rights"..........................................................5
   Section 1.29     "Phase II Clinical Study"................................................5
   Section 1.30     "Phase III Clinical Study"...............................................5
   Section 1.31     "Program Director".......................................................5
   Section 1.32     "R&D Plan"...............................................................5
   Section 1.33     "R&D Program"............................................................5
   Section 1.34     "R&D Term"...............................................................5
   Section 1.35     "ROFR Field".............................................................5
   Section 1.36     "Royalty-Bearing Product"................................................6
   Section 1.37     "Royalty Term"...........................................................6
   Section 1.38     "Territory"..............................................................6
   Section 1.39     Additional Definitions...................................................6

                                TABLE OF CONTENTS
                                   (Continued)


                                                                                         PAGE
Article II          R&D Program..............................................................7
   Section 2.1      General..................................................................7
   Section 2.2      Joint Steering Committee.................................................7
   Section 2.3      Decisionmaking...........................................................7
   Section 2.4      Management of R&D Program................................................8
   Section 2.5      R&D Program Responsibilities.............................................8
   Section 2.6      Extensions of R&D Program................................................9
   Section 2.7      NitroMed Exclusivity Obligations.........................................9
   Section 2.8      Commercial Supply of NitroMed Delivered Compounds........................9

Article III         Grant of Rights.........................................................10
   Section 3.1      NitroMed Grants.........................................................10
   Section 3.2      BSC Research License Grant..............................................11
   Section 3.3      NitroMed Retained Rights................................................11
   Section 3.4      Compound Right of First Refusal.........................................11
   Section 3.5      ROFR Field Exclusivity Option...........................................12

Article IV          Financial Provisions....................................................12
   Section 4.1      Equity Investment.......................................................12
   Section 4.2      License Payment.........................................................12
   Section 4.3      Milestone Payments......................................................12
   Section 4.4      Royalty Payments........................................................14
   Section 4.5      Length of Royalty Payments..............................................14
   Section 4.6      Royalties Payable Only Once.............................................14
   Section 4.7      Royalty Reports and Accounting..........................................15
   Section 4.8      Currency Exchange.......................................................15
   Section 4.9      Tax Withholding.........................................................15
   Section 4.10     Late Payments...........................................................15

Article V           Intellectual Property Ownership, Protection and Related Matters.........16
   Section 5.1      Ownership of Inventions.................................................16
   Section 5.2      Prosecution and Maintenance of Patent Rights............................17
   Section 5.3      Exploitation of Joint Intellectual Property.............................18
   Section 5.4      Third Party Infringement................................................18
   Section 5.5      Claimed Infringement; Claimed Invalidity................................20
   Section 5.6      Patent Term Extensions..................................................21
   Section 5.7      Patent Marking..........................................................21

Article VI          Confidentiality.........................................................21
   Section 6.1      Confidential Information................................................21
   Section 6.2      Employee and Advisor Obligations........................................22
   Section 6.3      Term....................................................................22
   Section 6.4      Publications............................................................22

                                TABLE OF CONTENTS
                                   (Continued)


                                                                                          PAGE
Article VII         Representations and Warranties..........................................23
   Section 7.1      Representations of Authority............................................23
   Section 7.2      Consents................................................................23
   Section 7.3      No Conflict.............................................................23
   Section 7.4      Enforceability..........................................................23
   Section 7.5      Employee Obligations....................................................23
   Section 7.6      Intellectual Property...................................................23
   Section 7.7      No Warranties...........................................................24

Article VIII        Term and Termination....................................................24
   Section 8.1      Term....................................................................24
   Section 8.2      Survival of Commercialization License upon Expiration...................24
   Section 8.3      Termination For Material Breach.........................................25
   Section 8.4      Effect of Termination...................................................25
   Section 8.5      Survival................................................................25

Article IX          Dispute Resolution......................................................25
   Section 9.1      Alternative Dispute Resolution..........................................25
   Section 9.2      No Limitation...........................................................26

Article X           Miscellaneous Provisions................................................26
   Section 10.1     Indemnification.........................................................26
   Section 10.2     Governing Law...........................................................27
   Section 10.3     Assignment..............................................................27
   Section 10.4     Amendments..............................................................27
   Section 10.5     Notices.................................................................28
   Section 10.6     Force Majeure...........................................................28
   Section 10.7     Public Announcements....................................................28
   Section 10.8     Disclosure of Provisions of Agreement...................................29
   Section 10.9     Independent Contractors.................................................29
   Section 10.10    No Strict Construction..................................................29
   Section 10.11    Headings................................................................29
   Section 10.12    No Implied Waivers; Rights Cumulative...................................29
   Section 10.13    Severability............................................................29
   Section 10.14    Execution in Counterparts...............................................30
   Section 10.15    No Consequential Damages................................................30

Exhibit A         R&D Plan

                        DEVELOPMENT AND LICENSE AGREEMENT

         This Development and License Agreement (the "Agreement") is entered into as of the 20th day of November, 2001 (the "Execution Date") by and between NitroMed, Inc., a corporation organized and existing under the laws of the State of Delaware and having its principal office at 12 Oak Park Drive, Bedford, Massachusetts 01730 ("NitroMed"), and Boston Scientific Corporation, a corporation organized and existing under the laws of the State of Delaware and having its principal office at One Boston Scientific Place, Natick, Massachusetts 01760 ("BSC").

                                  INTRODUCTION

         1. NitroMed is engaged in the business of discovering and developing nitric oxide releasing compounds for use in drug products and medical devices.

         2. BSC is engaged in the business of developing and marketing medical devices, including vascular stents and specialty catheters.

         3. NitroMed and BSC are interested in collaborating in the development and pre-clinical evaluation of certain nitric oxide releasing compounds for delivery using vascular stents to be developed by BSC for the treatment of restenosis in humans.

         NOW, THEREFORE, NitroMed and BSC agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

When used in this Agreement, each of the following terms shall have the meanings set forth in this Article I:

         Section 1.1 "AFFILIATE". Affiliate shall mean any corporation, company, partnership, joint venture or other entity which controls, is controlled by, or is under common control with a person or entity. For purposes of this Section 1.1, "control" shall mean (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities.

         Section 1.2 "BLOCKING THIRD PARTY INTELLECTUAL PROPERTY". Blocking Third Party Intellectual Property shall mean, on a country-by-country basis, issued patent claims owned or controlled by a third party other than an Affiliate or sublicensee of BSC that cover the composition of matter or use of a NitroMed Nitric Oxide Releasing Compound that is incorporated into a Royalty-Bearing Product, but only if the manufacture, use or sale of such Royalty-Bearing Product in such country would, in the absence of a license granted by such third party, infringe such issued patent claims.

         Section 1.3 "BSC INTELLECTUAL PROPERTY". BSC Intellectual Property shall mean BSC Know-How and BSC Patent Rights, collectively.

         Section 1.4 "BSC KNOW-HOW". BSC Know-How shall mean any Know-How that
(a) either (i) is in BSC's possession on the Effective Date, or (ii) BSC develops or acquires during the R&D Term (including, but not limited to, BSC's rights in Device Inventions and Other Sole Inventions), and (b) BSC and NitroMed reasonably and jointly determine to be useful to discover and develop Nitric Oxide Releasing Compounds for incorporation into Royalty-Bearing Products, and
(c) is owned or controlled by, or licensed to, BSC and to which BSC has the right to grant licenses or sublicenses without violating the terms of any agreement with a third party.

         Section 1.5 "BSC PATENT RIGHTS". BSC Patent Rights shall mean Patent Rights (a) that cover BSC Know-How, and (b) that are owned or controlled by, or licensed to, BSC and to which BSC has the right to grant licenses or sublicenses without violating the terms of any agreement with a third party.

         Section 1.6 "CONFIDENTIAL INFORMATION". Confidential Information shall mean all Know-How or other information, including, without limitation, proprietary information and materials (whether or not patentable) regarding a Party's technology, products, business information or objectives, which is designated as confidential in writing by the disclosing Party, whether by letter or by the use of an appropriate stamp or legend, prior to or at the time any such Know-How or other information is disclosed by the disclosing Party to the other Party. Notwithstanding the foregoing, all information which is orally, electronically or visually disclosed by a Party, or is disclosed in writing without an appropriate letter, stamp or legend, shall constitute Confidential Information of a Party (a) if the disclosing Party, within thirty (30) days after such disclosure, delivers to the other Party a written document or documents describing the information and referencing the place and date of such oral, visual, electronic or written disclosure and the names of the persons to whom such disclosure was made, or (b) if such information constitutes NitroMed Know-How, if NitroMed is the disclosing Party, or BSC Know-How, if BSC is the disclosing Party.

         Section 1.7 "EFFECTIVE DATE". Effective Date shall mean November 20, 2001.

         Section 1.8 "EXECUTIVE OFFICERS". Executive Officers shall mean the Chief Executive Officer of BSC (or a senior executive officer of BSC designated by BSC) and the Chief Executive Officer of NitroMed (or a senior executive officer of NitroMed designated by NitroMed).

         Section 1.9 "FDA". FDA shall mean the United States Food and Drug Administration.

         Section 1.10 "FIELD". Field shall mean [**].

         Section 1.11 "FIRST COMMERCIAL SALE". First Commercial Sale shall mean, for each Royalty-Bearing Product, the first commercial sale in a country by BSC, its Affiliates, distributors and/or agents. Sales for test marketing, clinical trial purposes or compassionate or similar use shall not be considered to constitute a First Commercial Sale.

         Section 1.12 "FTE". FTE shall mean a full time equivalent person year of scientific, technical or managerial work on or directly related to the R&D Program.

         Section 1.13 "IDE". IDE shall mean an investigational device exemption application or similar application that is required to be filed with the FDA before beginning clinical testing of a Royalty-Bearing Product.

         Section 1.14 "JOINT INTELLECTUAL PROPERTY". Joint Intellectual Property shall mean Joint Know-How and Joint Patent Rights, collectively.

         Section 1.15 "JOINT KNOW-HOW". Joint Know-How shall mean any Know-How that is developed or acquired jointly by the Parties during the R&D Term, including Compound/Device Inventions and Other Joint Inventions, but excluding Compound Inventions, Device Inventions and Other Sole Inventions.

         Section 1.16 "JOINT PATENT RIGHTS". Joint Patent Rights shall mean Patent Rights that cover Joint Know-How.

         Section 1.17 "KNOW-HOW". Know-How shall mean any information, inventions, copyrights, trade secrets, data or materials, whether proprietary or not, including, without limitation, Nitric Oxide Releasing Compounds and data generated in pre-clinical and clinical studies.

         Section 1.18 "LIMITED LICENSE COMPOUNDS". Limited License Compounds shall mean NitroMed Nitric Oxide Releasing Compounds not covered by NitroMed Composition Patent Rights.

         Section 1.19 "NET SALES". Net Sales shall mean, with respect to a Royalty-Bearing Product, the gross amount invoiced by BSC, its Affiliates and/or its sublicensees on sales or other dispositions of the Royalty-Bearing Product to unrelated third parties, less the following items:

         (a) Trade, cash and quantity discounts actually allowed and taken directly with respect to such sales;

         (b) Tariffs, duties, excises, sales taxes or other taxes imposed upon and paid directly with respect to the production, sale, delivery or use of the Royalty-Bearing Product (excluding national, state or local taxes based on income);

         (c) Amounts repaid or credited by reason of rejections, defects, recalls or returns or because of chargebacks, refunds, rebates or retroactive price reductions; and

         (d) Separately invoiced distribution expenses (such as freight, transportation and insurance expenses).

Such amounts shall be determined from the books and records of BSC, its Affiliates and/or its sublicensees, maintained in accordance with generally accepted accounting principles, consistently applied.

Net Sales shall not include amounts separately invoiced by BSC, its Affiliates and/or its sublicensees for devices other than a Royalty-Bearing Product that are included in the same package as the Royalty-Bearing Product if such other devices are included other than in connection with the use or administration of the NitroMed Nitric Oxide Releasing Compound incorporated into such Royalty-Bearing Product.

         Section 1.20 "NITRIC OXIDE RELEASING COMPOUNDS". Nitric Oxide Releasing Compounds shall mean compounds that [**].

         Section 1.21 "NITROMED COMPOSITION PATENT RIGHTS". NitroMed Composition Patent Rights shall mean NitroMed Patent Rights that cover compounds as compositions of matter.

         Section 1.22 "NITROMED DELIVERED COMPOUNDS". NitroMed Delivered Compounds shall mean the Nitric Oxide Releasing Compounds provided by NitroMed to BSC pursuant to Section 2.5 for incorporation into Royalty-Bearing Products.

         Section 1.23 "NITROMED INTELLECTUAL PROPERTY". NitroMed Intellectual Property shall mean NitroMed Know-How and NitroMed Patent Rights, collectively.

         Section 1.24 "NITROMED KNOW-HOW". NitroMed Know-How shall mean any Know-How that (a) either (i) is in NitroMed's possession on the Effective Date, or (ii) NitroMed develops or acquires during the R&D Term (including, but not limited to, NitroMed's rights in Compound Inventions and Other Sole Inventions), and (b) NitroMed and BSC reasonably and jointly determine to be useful to discover and develop Nitric Oxide Releasing Compounds for incorporation into Royalty-Bearing Products, and (c) is owned or controlled by, or licensed to, NitroMed and to which NitroMed has the right to grant licenses or sublicenses without violating the terms of any agreement with a third party.

         Section 1.25 "NITROMED NITRIC OXIDE RELEASING COMPOUNDS". NitroMed Nitric Oxide Releasing Compounds shall mean Nitric Oxide Releasing Compounds the discovery, development or use of which uses NitroMed Know-How or the making, using, offering to sell, selling or importation of which would, in the absence of a license directly or indirectly from NitroMed, infringe any NitroMed Patent Rights, including without limitation Limited License Compounds and NitroMed Delivered Compounds.

         Section 1.26 "NITROMED PATENT RIGHTS". NitroMed Patent Rights shall mean Patent Rights (a) that cover NitroMed Know-How, and (b) that are owned or controlled by, or are licensed to, NitroMed and to which NitroMed has the right to grant licenses or sublicenses without violating the terms of any agreement with a third party.

         Section 1.27 "PARTY". Party shall mean NitroMed or BSC; "PARTIES" shall mean NitroMed and BSC. As used in this Agreement, references to "third parties" do not include a Party or its Affiliates.

         Section 1.28 "PATENT RIGHTS". Patent Rights shall mean all existing patents and patent applications and all patent applications hereafter filed, including any continuations, continuations-in-part, divisions, provisionals or any substitute applications, any patent issued with respect to any such patent applications, any reissue, reexamination, renewal or extension (including any supplemental patent certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent, and all foreign counterparts of any of the foregoing.

         Section 1.29 "PHASE II CLINICAL STUDY". Phase II Clinical Study shall mean a preliminary efficacy and safety study of a candidate drug or medical device product in the target patient population.

         Section 1.30 "PHASE III CLINICAL STUDY". Phase III Clinical Study shall mean a controlled study to confirm with statistical significance the efficacy and safety of a candidate drug or medical device product performed to obtain marketing and/or manufacturing approval for the product in any country.

         Section 1.31 "PROGRAM DIRECTOR". Program Director shall mean the research executive appointed by a Party to serve as such Party's principal coordinator and liaison for the R&D Program.

         Section 1.32 "R&D PLAN". R&D Plan shall mean the R&D plan describing the activities to be undertaken in the R&D Program, which is attached as EXHIBIT A to this Agreement, as such plan may be updated or amended pursuant to Section 2.4.

         Section 1.33 "R&D PROGRAM". R&D Program shall mean the research and development program to be performed by the Parties to develop Royalty-Bearing Products.

         Section 1.34 "R&D TERM". R&D Term shall mean, subject to extension in accordance with Section 2.6, the period commencing on the Effective Date and ending on the latest of (a) the second anniversary of the Effective Date, (b) the date twelve (12) months after delivery of the first NitroMed Delivered Compound and (c) the date six (6) months after delivery of the second NitroMed Delivered Compound. Notwithstanding the foregoing, the R&D Term may be terminated by BSC in its sole discretion upon thirty (30) days prior written notice to NitroMed. Notwithstanding any provisions of this Section to the contrary, but subject to extension in accordance with Section 2.6, for purposes of Sections 2.7, 3.4 and 3.5, the R&D Term shall end on the earlier of (x) the date on which the R&D Term otherwise ends in accordance with this Section and
(y) the date thirty (30) months after the Effective Date.

         Section 1.35 "ROFR FIELD". ROFR Field shall mean the [**].

         Section 1.36 "ROYALTY-BEARING PRODUCT". Royalty-Bearing Product shall mean a medical device or a specialty catheter product developed for use in the Field, in either case incorporating one or more NitroMed Nitric Oxide Releasing Compounds.

         Section 1.37 "ROYALTY TERM". Royalty Term shall mean, with respect to each Royalty-Bearing Product in each country of the Territory, the period of time ending on the later of: (i) twelve (12) years from the date of the First Commercial Sale of such Royalty-Bearing Product in such country, PROVIDED THAT, during such time BSC maintains at least a [**]% market share in delivery of the Nitric Oxide Releasing Compound contained in such Royalty-Bearing Product in the Field in such country as measured in any [**] period, and (ii) the latest date on which the manufacture, use or sale of such Royalty-Bearing Product in such country is (A) covered by a claim of NitroMed Patent Rights or (B) in the case of Royalty-Bearing Products containing NitroMed Delivered Compounds, covered by a claim of Joint Patent Rights.

         Section 1.38 "TERRITORY". Territory shall mean all countries of the world.

         Section 1.39 ADDITIONAL DEFINITIONS. Each of the following definitions is set forth in the section of this Agreement indicated below:


DEFINITION                                                           SECTION
----------                                                           -------
"1974 Convention"                                                       10.2
"AAA"                                                                 9.1(a)
"Agreement"                                                         Preamble
"Breaching Party"                                                        8.3
"BSC"                                                               Preamble
"BSC Claim"                                                           5.5(b)
"BSC Indemnified Parties"                                            10.1(b)
"Compound/Device Inventions"                                          5.1(c)
"Compound Inventions"                                                 5.1(a)
"Compound Notification"                                               3.4(a)
"Compound Response Period"                                            3.4(b)
"Compound Right of First Refusal"                                        3.4
"Device Inventions"                                                   5.1(b)
"Electing Party"                                                      5.2(c)
"Execution Date"                                                    Preamble
"Invalidity Claim"                                                    5.5(e)
"Joint Steering Committee"                                               2.2
"NitroMed"                                                          Preamble
"NitroMed Claim"                                                      5.5(b)
"NitroMed Indemnified Parties"                                       10.1(a)
"Non-Breaching Party"                                                    8.3
"Non-Electing Party"                                                  5.2(c)
"Other Joint Inventions"                                              5.1(d)
"Other Sole Inventions"                                               5.1(d)
"SEC"                                                                10.8(b)
"Stock Purchase Agreement"                                               4.1
"Third Party Claim"                                                   5.5(a)

                                   ARTICLE II

                                   R&D PROGRAM

         Section 2.1 GENERAL. Pursuant to the terms of this Agreement, the Parties have agreed to collaborate on the research and development of Royalty-Bearing Products. The objective of the R&D Program will be for NitroMed to identify and deliver to BSC two (2) NitroMed Delivered Compounds meeting the criteria set forth in the R&D Plan and for BSC to develop and commercialize Royalty-Bearing Products based on such NitroMed Delivered Compounds. Both

Parties will be engaged in, and responsible for, the conduct of the R&D Program. BSC will be responsible for the commercialization of Royalty-Bearing Products.

         Section 2.2 JOINT STEERING COMMITTEE. The Parties shall establish a Joint Steering Committee (the "Joint Steering Committee"), comprised of the Program Directors and such other representatives of the Parties, if any, as each Party may designate from time to time. Each Party shall make its designation of its representative(s) not later than thirty (30) days after the Effective Date. Each Party shall designate as its representative(s) individuals who have the requisite experience and knowledge to oversee the R&D Program. The Joint Steering Committee shall meet within thirty (30) days after the Effective Date and, thereafter, at least quarterly during the R&D Term and thereafter through the First Commercial Sale of a Royalty-Bearing Product in the United States, to
(i) review the efforts of the Parties in the conduct of the R&D Program and (ii) review and approve updates and amendments to the R&D Plan. The location of such meetings of the Joint Steering Committee shall be in Massachusetts, or as otherwise agreed by the Parties. The Joint Steering Committee may also meet by means of a telephone or video conference call, and may take action by vote at a meeting or telephone or video conference call, or pursuant to a written vote. Each Party may change any one or more of its representative(s) to the Joint Steering Committee at any time upon notice to the other Party. Each Party shall use reasonable efforts to cause its representative(s) to attend the meetings of the Joint Steering Committee. If a representative of a Party is unable to attend a meeting, such Party may designate an alternate to attend such meeting in place of the absent representative. In addition, each Party may, at its discretion, invite non-voting employees, and, with the consent of the other Party, consultants or scientific advisors (provided they are engaged under obligations of confidentiality) to attend the meetings of the Joint Steering Committee.

         Section 2.3 DECISIONMAKING. All decisions of the Joint Steering Committee shall be made by unanimous vote of the representatives of the Parties, with each Party's representatives collectively having one vote, and the goal of all decision making shall be to achieve consensus. Upon ten (10) business days written notice, either Party may convene a special meeting of the Joint Steering Committee for the purpose of resolving disputes. If the Joint Steering Committee is unable to reach agreement on any matter referred to it for resolution by the Parties within thirty (30) days after the matter is referred to it, such matter shall be referred to the Executive Officers for resolution. If the Executive Officers are unable to resolve a matter referred to them under this Section within thirty (30) days after the matter is referred to them, the provisions of
Article IX shall apply.

         Section 2.4 MANAGEMENT OF R&D PROGRAM.

               a. PROGRAM DIRECTORS. NitroMed and BSC shall each appoint a Program Director prior to the Effective Date. Each Party shall have the right, after consultation with the other Party, to designate a different Program Director. The Program Directors shall jointly oversee the conduct of the R&D Program and shall be responsible for, among other things, recommending to the Joint Steering Committee any updates and amendments to the R&D Plan.

               b. R&D PLAN. The Parties shall undertake the R&D Program during the R&D Term in accordance with the R&D Plan. The Program Directors shall review the R&D Plan from time to time and submit any proposed updates or amendments to the Joint Steering Committee for its review. Any such updates or amendments shall not become effective until approved by the Joint Steering Committee. The Joint Steering Committee shall review and consider any such proposed updates or amendments on an expeditious basis.

         Section 2.5 R&D PROGRAM RESPONSIBILITIES.

               a. GENERAL. Each Party agrees to use commercially reasonable efforts to (i) undertake the responsibilities assigned to such Party in the R&D Plan, (ii) perform its obligations hereunder in good faith in a scientific, commercially reasonable and workmanlike manner; (iii) as appropriate, make available to the other Party those resources set forth in the R&D Plan; and (iv) carry out all work done in the course of the R&D Program in material compliance with all applicable federal, state or local laws, regulations and guidelines governing the conduct of such work.

               b. NITROMED RESPONSIBILITIES. NitroMed shall undertake those activities set forth in the R&D Plan which are to be undertaken by NitroMed in connection with the R&D Program, including, but not limited to: (i) providing BSC with [**] NitroMed Delivered Compounds meeting the criteria set forth in the R&D Plan, [**] which shall be delivered to BSC within [**] of the Effective Date and [**] which shall be delivered to BSC within [**] of the Effective Date; (ii) dedicating an average of [**] FTEs to the R&D Program over the course of the R&D Term; (iii) providing BSC with analytical support during the R&D Term; (iv) conducting the initial in-vivo pre-clinical studies specified in the R&D Plan at NitroMed's facilities in conjunction with BSC [**] (v) supplying BSC [**] with sufficient quantities of clinical grade NitroMed Delivered Compounds to support BSC's pre-clinical activities for purposes of porcine studies; (vi) supplying BSC, at NitroMed's [**] percent ([**]%), with clinical grade NitroMed Delivered Compounds for BSC's use in clinical trials throughout the Territory; (vii) conducting pre-clinical studies, including but not limited to stability, characterization and animal studies, as required to develop the NitroMed Delivered Compounds to a point where such compounds are ready for porcine studies as reasonably determined by the Joint Steering Committee; (viii) providing BSC with support for BSC's regulatory submissions and meetings with regulatory bodies; (ix) submitting to regulatory bodies and maintaining with such regulatory bodies drug master files or their equivalent with respect to NitroMed Delivered Compounds; and (x) preparation, filing, prosecution and maintenance of patent applications and patents relating to NitroMed Intellectual Property and Joint Intellectual Property, as further provided in Section 5.2.

               c. BSC RESPONSIBILITIES. BSC shall undertake those activities set forth in the R&D Plan which are to be undertaken by BSC in connection with the R&D Program, including, but not limited to: (i) providing such biological and technical resources as may be available for use in the R&D Program; (ii) preparing the coating, blending the NitroMed Delivered Compounds into such coating, applying such coating to the medical device or specialty catheter, and sterilizing such device or catheter for use in pre-clinical evaluation of the resulting Royalty-Bearing Product; (iii) coordinating [**] Royalty-Bearing Product; (iv) preparation, filing, prosecution and maintenance of patent applications and patents relating to BSC Intellectual Property and Joint Intellectual Property, as further provided in Section 5.2; and (v) sharing expertise and providing such support as is reasonably required by NitroMed in order for NitroMed to perform its responsibilities under Section 2.5(b).

         Section 2.6 EXTENSIONS OF R&D PROGRAM. If either Party desires to extend the R&D Program, such Party shall give notice of such desire to the other Party at least ninety (90) days prior to the expiration of the R&D Term. Upon such notice, the Parties shall in good faith discuss extending the R&D Program and, if the Parties determine to extend the R&D Program, the terms on which the R&D Program will be extended. If the Parties agree to extend the R&D Term and to continue substantially the same scope of R&D Program activities during the extension period, and without obligating either Party to agree to any extension, the Parties anticipate that the terms of such extension would include license fees and/or program funding payable by BSC to NitroMed based on NitroMed's fully absorbed costs relating to R&D Program activities during the extension period plus a mutually agreed mark-up over such costs, as well as additional milestone and royalty payment provisions based on development and commercialization of products developed during the extension period.

         Section 2.7 NITROMED EXCLUSIVITY OBLIGATIONS. During the R&D Term, NitroMed agrees that NitroMed will [**] in the ROFR Field [**] (other than the R&D Program) [**] for use in the ROFR Field. In addition, during the Royalty Term(s) relating to any Royalty-Bearing Product(s) incorporating a NitroMed Delivered Compound, NitroMed will [**] such NitroMed Delivered Compound, [**].

         Section 2.8 COMMERCIAL SUPPLY OF NITROMED DELIVERED COMPOUNDS. NitroMed shall supply NitroMed Delivered Compounds to BSC for use in the commercial manufacture of Royalty-Bearing Products. Prior to the First Commercial Sale of a Royalty-Bearing Product, the Parties shall negotiate the terms and conditions of a separate supply agreement under which NitroMed shall supply such NitroMed Delivered Compounds to BSC.

                                   ARTICLE III

                                 GRANT OF RIGHTS

         Section 3.1 NITROMED GRANTS.

               a. DEVELOPMENT LICENSE. Subject to the terms and conditions of this Agreement, NitroMed hereby grants to BSC a non-exclusive, non-royalty-bearing right and license in the Territory, without the right to grant sublicenses, under NitroMed's rights in

NitroMed Intellectual Property, to make and use NitroMed Nitric Oxide Releasing Compounds in the course of the R&D Program to develop Royalty-Bearing Products.

               b. COMMERCIALIZATION LICENSES. Subject to the terms and conditions of this Agreement, NitroMed hereby grants to BSC:

                  i. an exclusive, royalty-bearing right and license in the Territory during the Royalty Term, with the right to grant sublicenses only to the extent provided in Section 3.1(c), under NitroMed's rights in NitroMed Intellectual Property and Joint Intellectual Property, to make, use, sell, offer to sell and import Royalty-Bearing Products incorporating NitroMed Delivered Compounds; and

                  ii. a non-exclusive, royalty-bearing right and license in the Territory during the Royalty Term, with the right to grant sublicenses only to the extent provided in Section 3.1(c), under NitroMed's rights in the NitroMed Intellectual Property other than the NitroMed Composition Patent Rights, to make, use, sell, offer to sell and import Royalty-Bearing Products incorporating Limited License Compounds.

               c. BSC SUBLICENSE RIGHTS.

                  i. If BSC determines that, solely for the purpose of facilitating commercial distribution of a Royalty-Bearing Product, it would be advantageous to grant a sublicense to a third party for such purpose, then BSC may grant such sublicense; PROVIDED THAT such sublicense occurs pursuant to a written agreement that subjects the sublicensee to all relevant restrictions and limitations in this Agreement.

                  ii. Any third party granted a sublicense in accordance with subsection (i) above shall have no right to grant further sublicenses.

                  iii. BSC shall be jointly and severally responsible with its sublicensees for failure by such sublicensees to comply with, and BSC guarantees to NitroMed the compliance by each of its sublicensees with, all relevant restrictions and limitations in this Agreement.

                  iv. BSC shall provide NitroMed with a copy of each sublicense agreement entered into by BSC in accordance with this Section 3.1(c) within thirty (30) days after the execution of such sublicense agreement

         Section 3.2 BSC RESEARCH LICENSE GRANT. Subject to the terms and conditions of this Agreement, BSC hereby grants to NitroMed and its Affiliates a non-exclusive, non-sublicensable, non-royalty-bearing right and license in the Territory under BSC's rights in BSC Intellectual Property and Joint Intellectual Property, to the extent necessary for NitroMed to undertake its responsibilities as set forth in the R&D Plan or as otherwise determined by the Joint Steering Committee for research and other non-commercial purposes only. Such grant is to automatically terminate upon the expiration of the R&D Term.

         Section 3.3 NITROMED RETAINED RIGHTS. Except as otherwise specifically provided for herein, NitroMed retains, and BSC hereby covenants not to assert any of BSC's rights in

NitroMed Intellectual Property or Joint Intellectual Property in any manner that would restrict NitroMed's exercise of, all rights and licenses to exploit NitroMed Intellectual Property and NitroMed's rights in Joint Intellectual Property.

         Section 3.4 COMPOUND RIGHT OF FIRST REFUSAL. In respect of NitroMed Nitric Oxide Releasing Compounds, BSC shall, in addition to the rights set forth in Section 3.1, have the rights set forth in this Section 3.4. Provided BSC has not terminated the R&D Term prior to its expiration, if, at any time during [**] the R&D Term, with respect to any such NitroMed Nitric Oxide Releasing Compounds, NitroMed desires to undertake development or commercialization activities in the Field with respect to such NitroMed Nitric Oxide Releasing Compound and any compounds structurally derived in one or more steps from such NitroMed Nitric Oxide Releasing Compound in collaboration with a third party or grant or assign a license or other rights to a third party to undertake such activities in the Field, then [**] NitroMed's rights in NitroMed Intellectual Property and Joint Intellectual Property to such NitroMed Nitric Oxide Releasing Compound for development and commercialization in the Field (such opportunity, a "Compound Right of First Refusal"). A Compound Right of First Refusal shall operate as follows:

               a. NitroMed shall notify BSC in writing (the "Compound Notification") of its desire and shall provide to BSC an identification of the specific compound class of such NitroMed Nitric Oxide Releasing Compound.

               b. [**] after its receipt of the Compound Notification (the "Compound Response Period"), BSC shall notify NitroMed of [**] such NitroMed Nitric Oxide Releasing Compound.

               c. In the event that BSC notifies NitroMed prior to the termination of the Compound Response Period [**] such NitroMed Nitric Oxide Releasing Compound, the Parties shall thereafter, for a period not to exceed [**] unless otherwise mutually agreed by the Parties, negotiate in good faith the terms under which [**] such NitroMed Nitric Oxide Releasing Compound.

               d. If (A) BSC fails to notify NitroMed prior to the termination of the Compound Response Period that [**], or (B) BSC notifies NitroMed prior to the termination of the Compound Response Period that [**], or (C) the Parties [**], then NitroMed shall be entitled to enter into the proposed collaboration, license or other arrangement.

         Section 3.5 ROFR FIELD EXCLUSIVITY OPTION. If BSC notifies NitroMed prior to the expiration or termination of the R&D Term that [**], then the Parties shall negotiate in good faith for a period of up to [**] after such notification the terms under which NitroMed would grant BSC an exclusive, royalty-bearing right and license in the Territory during the Royalty Term under NitroMed's rights in NitroMed Intellectual Property and Joint Intellectual Property, to make, use, sell, offer to sell and import Royalty-Bearing Products incorporating NitroMed Nitric Oxide Releasing Compounds for use in the ROFR Field or sub-field, as the case may be.

                                   ARTICLE IV

                              FINANCIAL PROVISIONS

         Section 4.1 EQUITY INVESTMENT. On or prior to the Effective Date, NitroMed and BSC are entering into a Stock Purchase Agreement (the "Stock Purchase Agreement") pursuant to which, subject to the terms and conditions contained therein, BSC shall purchase Series F convertible preferred stock of NitroMed for an aggregate purchase price of Three Million Five Hundred Thousand U.S. Dollars (US$3,500,000) at a per share price of Fourteen U.S. Dollars (US$14).

         Section 4.2 LICENSE PAYMENT. On the Effective Date, and in consideration of the grant by NitroMed to BSC of the rights granted under
Article III, BSC shall make a non-refundable license payment to NitroMed of One Million Five Hundred Thousand U.S. Dollars (US$1,500,000).

         Section 4.3 MILESTONE PAYMENTS.

               a. FIRST ROYALTY-BEARING PRODUCT. BSC shall make the following milestone payments to NitroMed in connection with the first Royalty-Bearing Product incorporating a NitroMed Delivered Compound upon achievement of the following milestones:


                                                                PAYMENT DUE
                                                             UPON ACHIEVEMENT
                                 MILESTONE                     OF MILESTONE
     [**]                                                    [**] U.S. Dollars
                                                                 (US$[**])

     [**]                                                    [**] U.S. Dollars
                                                                 (US$[**])

               b. ALL ROYALTY-BEARING PRODUCTS. BSC shall make the following milestone payment to NitroMed in connection with each Royalty-Bearing Product upon achievement of the following milestone:


                                                                PAYMENT DUE
                                                             UPON ACHIEVEMENT
                                 MILESTONE                     OF MILESTONE
     [**]                                                    [**] U.S. Dollars
                                                                 (US$[**])

A Royalty-Bearing Product shall be deemed a distinct Royalty-Bearing Product for which the milestone payment set forth in this Section 4.3(b) is payable if such Royalty-Bearing Product either (i) [**] a previous Royalty-Bearing Product or
(ii) is developed [**]. For purposes of clarity, [**] a Royalty-Bearing Product shall not in itself make such Royalty-Bearing Product a distinct Royalty-Bearing Product for which the milestone payment set forth in this Section 4.3(b) is payable if such Royalty-Bearing Product does not otherwise satisfy one of the criteria set forth in the immediately preceding sentence. For purposes of this
Section 4.3(b), a previous Royalty-Bearing Product is a Royalty-Bearing Product for which the milestone payment required under this Section 4.3(b) has previously been paid.

               c. COMMERCIAL SUCCESS MILESTONES. BSC shall make the following milestone payments to NitroMed in connection with each Royalty-Bearing Product upon achievement of the following milestones:


                                                             PAYMENT DUE
                                                          UPON ACHIEVEMENT
                              MILESTONE                     OF MILESTONE
     [**]                                            [**] U.S. Dollars (US$[**])

     [**]                                            [**] U.S. Dollars (US$[**])

For purposes of clarity, the milestone payments set forth in this Section 4.3(c) are separate milestone payments and both can become payable during the same twelve (12) month period or during overlapping twelve (12) month periods.

               d. TIMING OF PAYMENTS. Each milestone payment shall be made by BSC to NitroMed within forty-five (45) days after the achievement of the applicable milestone.

         Section 4.4 ROYALTY PAYMENTS.

               a. Subject to adjustment as set forth in subsection (b) below, BSC shall pay to NitroMed a [**] percent ([**]%) royalty with respect to Net Sales of any Royalty-Bearing Product.


               b. The royalty with respect to Net Sales set forth in subsection (a) above shall be reduced by an amount equal to [**]percent ([**]%) of royalties paid by BSC with respect of such Net Sales to third parties for licenses under Blocking Third Party Intellectual Property; PROVIDED THAT the royalty reduction provided for in this subsection (b) shall not reduce such royalty below [**] percent ([**]%) of such Net Sales of Royalty-Bearing Products.

         Section 4.5 LENGTH OF ROYALTY PAYMENTS. The royalties payable under
Section 4.4 shall be paid on a country-by-country basis on each Royalty-Bearing Product until the expiration of the Royalty Term.

         Section 4.6 ROYALTIES PAYABLE ONLY ONCE. BSC's obligation to pay royalties under Section 4.4 is imposed only once with respect to the same unit of Royalty-Bearing Product. Except as specifically provided in this Agreement, there shall be no deductions from the royalties payable hereunder.

         Section 4.7 ROYALTY REPORTS AND ACCOUNTING.

               a. ROYALTY REPORTS; ROYALTY PAYMENTS. BSC shall deliver to NitroMed, within forty-five (45) days after the end of each calendar quarter, reasonably detailed written accountings of Net Sales of Royalty-Bearing Products that are subject to royalty payments due to NitroMed for such calendar quarter. Such quarterly reports shall indicate (i) gross sales and Net Sales on a country-by-country and Royalty-Bearing Product-by-Royalty-Bearing Product basis, and (ii) the calculation of royalties from such gross sales and Net Sales. When BSC delivers such accounting to NitroMed, BSC shall also deliver all royalty payments due under Section 4.4 to NitroMed for the calendar quarter.

               b. AUDITS BY NITROMED. BSC shall keep, and shall require its Affiliates, distributors, agents and sublicensees to keep, complete and accurate records of the latest three (3) years relating to gross sales, Net Sales and all information relevant under Sections 4.4, 4.8, 4.9 and 4.10. For the sole purpose of verifying amounts payable to NitroMed, NitroMed shall have the right annually, at NitroMed's expense, to retain an independent certified public accountant selected by NitroMed and reasonably acceptable to BSC, to review such records in the location(s) where such records are maintained by BSC, its Affiliates and sublicensees upon reasonable notice and during regular business hours and under obligations of strict confidence. Results of such review shall be made available to both Parties. If the review reflects an underpayment to NitroMed, such underpayment shall be promptly remitted to NitroMed, together with interest calculated in the manner provided in Section 4.10. If the underpayment is equal to or greater than ten percent (10%) of the amount that was otherwise due, NitroMed shall be entitled to have BSC pay all of the costs of such review. If the review reflects an overpayment, such amount will be refunded by NitroMed promptly to BSC.

         Section 4.8 CURRENCY EXCHANGE. With respect to sales of Royalty-Bearing Products invoiced in U.S. Dollars, the sales and royalties payable shall be expressed in U.S. Dollars. With respect to sales of Royalty-Bearing Products invoiced in a currency other than U.S. Dollars, the sales and royalties payable shall be expressed in their U.S. Dollar equivalent calculated using the applicable average conversion rate for buying U.S. Dollars determined by reference to the conversion rates published by Bloomberg for the calendar quarter to which the royalty report relates. All royalty payments shall be made in U.S. Dollars.

         Section 4.9 TAX WITHHOLDING. The Parties shall use all reasonable and legal efforts to reduce tax withholding on payments made to NitroMed. Notwithstanding such efforts, if BSC concludes that tax withholdings under the laws of any country are required with respect to payments to NitroMed, BSC shall withhold the required amount and pay it to the appropriate governmental authority. In such case, BSC shall promptly provide NitroMed with original receipts or other evidence reasonably required and sufficient to allow NitroMed to document such tax withholdings adequately for purposes of claiming foreign tax credits and similar benefits.

         Section 4.10 LATE PAYMENTS. BSC shall pay interest to NitroMed on the aggregate amount of any payments that are not paid on or before the date such payments are due under this Agreement at a rate per annum equal to the lesser of one and one-half percent (1 1/2%) per month or the highest rate permitted by applicable law, calculated on the number of days such payments are paid after the date such payments are due.

                                    ARTICLE V

         INTELLECTUAL PROPERTY OWNERSHIP, PROTECTION AND RELATED MATTERS

Section 5.1       OWNERSHIP OF INVENTIONS.

               a. COMPOUND INVENTIONS. NitroMed shall exclusively own all inventions made by either Party, their employees, agents and consultants, or jointly by any of the foregoing, in the course of, and while engaged in, the R&D Program that relate solely to the composition of Nitric Oxide Releasing Compounds ("Compound Inventions").

               b. DEVICE INVENTIONS. BSC shall exclusively own all inventions made by either Party, their employees, agents and consultants, or jointly by any of the foregoing, in the course of, and while engaged in, the R&D Program that relate solely to medical devices, coatings for medical devices or the use of medical devices ("Device Inventions").

               c. COMPOUND/DEVICE INVENTIONS. BSC and NitroMed shall jointly own all inventions made by either Party, their employees, agents and consultants, or jointly by any of the foregoing, in the course of, and while engaged in, the R&D Program that relate to both the composition or use of Nitric Oxide Releasing Compounds, on the one hand, and medical devices, coatings for medical devices or the use of medical devices, on the other ("Compound/Device Inventions").

               d. OTHER JOINT INVENTIONS AND OTHER SOLE INVENTIONS. All inventions other than Compound Inventions, Device Inventions and Compound/Device Inventions made jointly by employees, agents and consultants of BSC and employees, agents and consultants of NitroMed in the course of the R&D Program ("Other Joint Inventions") shall be owned jointly on the basis of each Party having an undivided interest in the whole. All inventions other than Compound Inventions, Device Inventions and Compound/Device Inventions made solely by employees, agents and consultants of a Party in the course of the R&D Program ("Other Sole Inventions") shall be owned exclusively by such Party.

               e. INVENTORSHIP. The determination of inventorship shall be made in accordance with United States patent laws. In the event of a dispute regarding inventorship, if the Parties are unable to resolve the dispute, mutually acceptable independent patent counsel not regularly employed by either Party shall resolve such dispute.

               f. DATA OWNERSHIP; RIGHT OF REFERENCE. All data generated in pre-clinical studies of NitroMed Nitric Oxide Releasing Compounds and Royalty-Bearing Products in the course of the R&D Program shall be jointly owned by the Parties and the Parties shall have equal access to such data. Each Party shall have access to and a right of reference with respect to all data generated in clinical studies of Royalty-Bearing Products.

               g. FURTHER ACTIONS AND ASSIGNMENTS. Each Party shall take all further actions and execute all assignments requested by the other Party and reasonably necessary or desirable to vest in the other Party the ownership rights set forth in this Section 5.1.

         Section 5.2 PROSECUTION AND MAINTENANCE OF PATENT RIGHTS.

               a. COMPOUND INVENTIONS AND OTHER SOLE INVENTIONS OWNED BY NITROMED. NitroMed shall have the exclusive right and option to file and prosecute any patent applications and maintain any patents covering Compound Inventions and Other Sole Inventions owned by NitroMed; PROVIDED THAT in the event that NitroMed declines the option to file and prosecute any such patent applications or maintain any such patents that pertain solely to Royalty-Bearing Products, it shall give BSC reasonable notice to this effect and thereafter BSC may, upon written notice to NitroMed, file and prosecute such patent applications and maintain such patents in NitroMed's name, all at BSC's expense, and all such Compound Inventions and Other Sole Inventions shall remain owned exclusively by NitroMed.

               b. DEVICE INVENTIONS AND OTHER SOLE INVENTIONS OWNED BY BSC. BSC shall have the exclusive right and option to file and prosecute any patent applications and to maintain any patents covering Device Inventions and Other Sole Inventions owned by BSC; PROVIDED THAT in the event that BSC declines the option to file and prosecute any such patent applications or maintain any such patents that pertain solely to Royalty-Bearing Products, it shall give NitroMed reasonable notice to this effect and thereafter NitroMed may, upon written notice to BSC, file and prosecute such patent applications and maintain such patents in BSC's name, all at

NitroMed's expense, and all such Device Inventions and Other Sole Inventions shall remain owned exclusively by BSC.

               c. COMPOUND/DEVICE INVENTIONS AND OTHER JOINT INVENTIONS. The Joint Steering Committee shall determine which Party shall have the right and option to file and prosecute any patent applications and to maintain any patents covering Compound/Device Inventions and Other Joint Inventions at the shared expense of both parties; PROVIDED THAT in the event that either Party declines an option to file and prosecute any such patent applications or maintain any such patents that pertain solely to Royalty-Bearing Products or declines to share in such filing, prosecution and maintenance expenses ("Non-Electing Party"), it shall give the other Party ("Electing Party") reasonable notice to this effect and thereafter the Electing Party may, upon written notice to the Non-Electing Party, file and prosecute such patent applications and maintain such patents in its sole name and expense, and the Non-Electing Party shall assign any of its rights therein to the Electing Party for no additional consideration.

               d. COSTS AND EXPENSES. Each Party shall bear its own costs and expenses in preparing, filing, prosecuting, maintaining and extending Patent Rights.

               e. COOPERATION. Each Party agrees to cooperate with the other with respect to the preparation, filing, prosecution, maintenance and extension of patents and patent applications pursuant to this Section 5.2, including, without limitation, the execution of all such documents and instruments and the performance of such acts as may be reasonably necessary in order to permit the other Party to continue any preparation, filing, prosecution, maintenance or extension of patents and patent applications that such Party has elected not to pursue, as provided for in Sections 5.2(a), (b) and (c).

         Section 5.3 EXPLOITATION OF JOINT INTELLECTUAL PROPERTY. Subject to all provisions of this Agreement, including without limitation (a) the grant of licenses to NitroMed and BSC, respectively, under Article III, and (b) BSC's royalty obligations pursuant to Article IV, each Party shall be free to exploit Joint Intellectual Property worldwide without restriction and without payment of any additional compensation to the other Party.

         Section 5.4 THIRD PARTY INFRINGEMENT.

               a. NOTICE. Each Party shall promptly report in writing to the other Party during the term of this Agreement any (i) known or suspected infringement of any of the BSC Patent Rights, the NitroMed Patent Rights or the Joint Patent Rights or (ii) known or suspected unauthorized use of any of the BSC Know-How, the NitroMed Know-How or the Joint Know-How, of which such Party becomes aware, and shall provide the other Party with all available evidence supporting such infringement, suspected infringement, unauthorized use or suspected unauthorized use.

               b. INFRINGEMENT ACTION.

                  i. NitroMed shall have the initial right to initiate a suit or take other appropriate action that it believes is reasonably required to protect the NitroMed Intellectual Property. To the extent that any such suit or actions pertains to Royalty-Bearing Products, NitroMed shall give BSC sufficient advance notice of its intent to file any such suit or take any such action and the reasons therefor, and shall provide BSC with an opportunity to make suggestions and comments regarding such suit or action. Thereafter, NitroMed shall keep BSC promptly informed, and shall from time to time consult with BSC regarding the status of any such suit or action and shall provide BSC with copies of all material documents (i.e., complaints, answers, counterclaims, material motions, orders of the court, memoranda of law and legal briefs, interrogatory responses, depositions, material pre-trial filings, expert reports, affidavits filed in court, transcripts of hearings and trial testimony, trial exhibits and notices of appeal) filed in, or otherwise relating to, such suit or action.

                  ii. BSC shall have the initial right to initiate a suit or take other appropriate action that it believes is reasonably required to protect the BSC Intellectual Property. To the extent that any such suit or actions pertains to Royalty-Bearing Products, BSC shall give NitroMed sufficient advance notice of its intent to file any such suit or take any such action and the reasons therefor, and shall provide NitroMed with an opportunity to make suggestions and comments regarding such suit or action. Thereafter, BSC shall keep NitroMed promptly informed, and shall from time to time consult with NitroMed regarding the status of any such suit or action and shall provide NitroMed with copies of all material documents (i.e., complaints, answers, counterclaims, material motions, orders of the court, memoranda of law and legal briefs, interrogatory responses, depositions, material pre-trial filings, expert reports, affidavits filed in court, transcripts of hearings and trial testimony, trial exhibits and notices of appeal) filed in, or otherwise relating to, such suit or action.

               c. CONDUCT OF ACTION; COSTS. The Party initiating suit shall have the sole and exclusive right to select counsel for any suit initiated by it under this Section 5.4. If required under applicable law in order for such Party to initiate and/or maintain such suit, the other Party shall join as a party to the suit. The other Party shall offer reasonable assistance to the Party initiating suit in connection therewith at no charge to such Party except for reimbursement of reasonable out-of-pocket expenses incurred in rendering such assistance. The Party initiating suit shall assume and pay all of its own out-of-pocket costs incurred in connection with any litigation or proceedings described in this Section 5.4, including, without limitation, the fees and expenses of the counsel selected by it. The other Party shall have the right to participate and be represented in any such suit by its own counsel at its own expense. The Party initiating suit shall not settle any such suit involving rights of the other Party in the Field without obtaining the prior written consent of such other Party, which consent shall not be unreasonably withheld or delayed.

               d. STEP-IN RIGHT. If the Party with the right to initiate suit pursuant to subsection (b) fails to initiate a suit or take such other appropriate action within sixty (60) days after becoming aware of the alleged infringements or unauthorized use, then, to the extent that such alleged infringement or unauthorized use pertains to Royalty-Bearing Products, the other Party may, in its discretion, provide the Party with the initial right with written notice of its intent to initiate a suit or take other appropriate action, such notice to be provided within thirty (30) days after the expiration of such sixty (60) day period. If such other Party provides such notice and the Party with the initial right fails to initiate a suit or take such other appropriate action within thirty (30) days after receipt of such notice from such other Party, then such other Party shall have the right to initiate a suit or take other appropriate action that it believes is reasonably required to protect the BSC Intellectual Property, the NitroMed Intellectual Property and Joint

Intellectual Property, as applicable. Such other Party shall give the Party with the initial right sufficient advance notice of its intent to file any such suit or take any such action and the reasons therefor, and shall provide the Party with the initial right with an opportunity to make suggestions and comments regarding such suit or action. Thereafter, such other Party shall keep the Party with the initial right promptly informed, and shall from time to time consult with the Party with the initial right regarding the status of any such suit or action and shall provide the Party with the initial right with copies of all material documents (i.e., complaints, answers, counterclaims, material motions, orders of the court, memoranda of law and legal briefs, interrogatory responses, depositions, material pre-trial filings, expert reports, affidavits filed in court, transcripts of hearings and trial testimony, trial exhibits and notices of appeal) filed in, or otherwise relating to, such suit or action. In addition, the provisions of subsection (c) above shall apply to suits initiated under this subsection (d).

               e. RECOVERIES. To the extent that any such suit or action pertains to Royalty-Bearing Products, any recovery obtained as a result of any proceeding described in this Section 5.4 or from any counterclaim or similar claim asserted in a proceeding described in Section 5.5, by settlement or otherwise, shall be applied in the following order of priority:

                  i. first, the Party initiating the suit or action shall be reimbursed for all costs in connection with such proceeding paid by such Party and not otherwise recovered;

                  ii. second, the other Party shall be reimbursed for all costs in connection with such proceeding paid by the other Party and not otherwise recovered; and

                  iii. third, any remainder shall be paid [**] percent ([**]%) to NitroMed and the balance to BSC.

         Section 5.5 CLAIMED INFRINGEMENT; CLAIMED INVALIDITY.

               a. NOTICE. In the event that a third party at any time provides written notice of a claim to, or brings an action, suit or proceeding against a Party, or any of its Affiliates or sublicensees, claiming infringement of such third party's Patent Rights or unauthorized use of such third party's Know-How, based upon an assertion or claim arising out of the research, development, manufacture, use or sale of Royalty-Bearing Products by such Party (a "Third Party Claim"), such Party shall promptly notify the other Party of the claim or the commencement of such action, suit or proceeding, enclosing a copy of the claim and/or all papers served. Each Party agrees to make available to the other Party its advice and counsel regarding the technical merits of any such claim at no cost to the other Party and to offer reasonable assistance to the other Party at no cost to the other Party.

               b. DEFENSE OF THIRD PARTY CLAIM. NitroMed shall have sole and exclusive responsibility for the defense of any Third Party Claim brought against NitroMed or its Affiliates or sublicensees arising out of the research, development, manufacture, use or sale of Royalty-Bearing Products (a "NitroMed Claim"). BSC shall have sole and exclusive responsibility for the defense of any Third Party Claim brought against BSC or its Affiliates or sublicensees arising out of the research, development, manufacture, use or sale of Royalty-Bearing Products (a "BSC Claim").

               c. CONDUCT OF DEFENSE; COSTS. NitroMed shall have the sole and exclusive right to select counsel for any NitroMed Claim and BSC shall have the sole and exclusive right to select counsel for any BSC Claim. Each Party shall from time to time consult with the other Party regarding the status of any such Third Party Claim and shall provide the other Party with copies of all documents filed in, and all written communications relating to, such Third Party Claim. Each Party shall offer reasonable assistance to the other Party in connection therewith at no charge to the other Party except for reimbursement of reasonable out-of-pocket expenses incurred in rendering such assistance. Each Party shall assume and pay all of its own out-of-pocket costs incurred in connection therewith, including, without limitation, the fees and expenses of the counsel selected by it.

               d. SETTLEMENT OF THIRD PARTY CLAIMS. Neither Party shall settle any claims or suits involving rights of the other Party without obtaining the prior written consent of the other Party, which consent shall not be unreasonably withheld.

               e. PATENT INVALIDITY CLAIM. If a third party at any time asserts a claim that any BSC Patent Right, NitroMed Patent Right or Joint Patent Right is invalid or otherwise unenforceable (an "Invalidity Claim"), whether as a defense in an infringement action brought by NitroMed pursuant to Section 5.4 or in a Third Party Claim brought against NitroMed or BSC, the Parties shall cooperate with each other in preparing and formulating a response to such Invalidity Claim. Neither Party shall settle or compromise any Invalidity Claim without the consent of the other Party, which consent shall not be unreasonably withheld.

         Section 5.6 PATENT TERM EXTENSIONS. The Parties shall cooperate, if necessary and appropriate, with each other in gaining patent term extension wherever applicable to BSC Patent Rights, NitroMed Patent Rights or Joint Patent Rights covering Royalty-Bearing Products. The Parties shall, if necessary and appropriate, use reasonable efforts to agree upon a joint strategy relating to patent term extensions, but, in the absence of mutual agreement with respect to any extension issue, a patent shall be extended if either Party elects to extend such patent. All filings for such extension shall be made by the Party owning the patent, PROVIDED, HOWEVER, that in the event that the Party owning the patent elects not to file for an extension, such Party shall (i) inform the other Party of its intention not to file and (ii) grant the other Party the right to file for such extension.

         Section 5.7 PATENT MARKING. BSC agrees to comply with any applicable patent marking statutes in any country in which Royalty-Bearing Products are sold by BSC, its Affiliates and/or sublicensees.

                                   ARTICLE VI

                                 CONFIDENTIALITY

         Section 6.1 CONFIDENTIAL INFORMATION. Each Party agrees that all Confidential Information of a Party that is disclosed by a Party to the other Party (a) shall not be used by the receiving Party except in connection with the activities contemplated by this Agreement or in order to further the purposes of this Agreement, (b) shall be maintained in confidence by the receiving Party, and (c) shall not be disclosed by the receiving Party to any third party who is not an Affiliate or consultant of, or an advisor to, the receiving Party without the prior written consent of the disclosing Party. Notwithstanding the foregoing, the receiving Party shall be entitled to use and disclose Confidential Information that:

               a. was known or used by the receiving Party or its Affiliates prior to its date of disclosure to the receiving Party as demonstrated by legally admissible evidence available to the receiving Party or its Affiliates; or

               b. either before or after the date of the disclosure to the receiving Party is lawfully disclosed to the receiving Party or its Affiliates by sources other than the disclosing Party rightfully in possession of the Confidential Information and not bound by confidentiality obligations to the disclosing party; or

               c. either before or after the date of the disclosure to the receiving Party or its Affiliates is or becomes published or otherwise is or becomes part of the public domain through no breach hereof on the part of the receiving Party or its Affiliates; or

               d. is independently developed by or for the receiving Party or its Affiliates without reference to or reliance upon the Confidential Information as demonstrated by competent written records; or

               e. is reasonably necessary for the filing, prosecution and maintenance of Patent Rights; or

               f. is required to be disclosed by the receiving Party to comply with applicable laws, to defend or prosecute litigation or to comply with governmental regulations, PROVIDED THAT the receiving Party provides prior written notice of such disclosure to the disclosing Party and takes reasonable and lawful actions to avoid and/or minimize the degree of such disclosure.

         Section 6.2 EMPLOYEE AND ADVISOR OBLIGATIONS. NitroMed and BSC each agree that they shall provide Confidential Information received from the other Party only to their respective employees, consultants and advisors, and to the employees, consultants and advisors of such Party's Affiliates, who have a need to know such Confidential Information to assist such Party in fulfilling its obligations under this Agreement, PROVIDED THAT such employees, consultants and advisors agree to treat such information and materials as confidential.

         Section 6.3 TERM. All obligations of confidentiality imposed under this
Article VI shall expire five (5) years following termination or expiration of this Agreement.

         Section 6.4 PUBLICATIONS. The Parties acknowledge that scientific lead time is a key element of the value of the R&D Program and further agree to use commercially reasonable efforts to monitor public scientific disclosures of the results of the R&D Program to prevent any potential adverse effect of any premature public disclosure of such results. The Parties shall establish a procedure for publication review and each Party shall first submit to the other Party an early draft of all such publications, whether they are to be presented orally or in written form, at least thirty (30) days prior to submission for publication. Each Party shall review such proposed publication in order to avoid the unauthorized disclosure of a Party's Confidential Information and to preserve the patentability of inventions arising from the R&D Program. If, as soon as reasonably possible, but no longer than thirty (30) days following receipt of an advance copy of a Party's proposed publication, the other Party informs such Party that its proposed publication contains Confidential Information of the other Party, then such Party shall delete such Confidential Information from its proposed publication. In addition, if at any time during such thirty (30) day period, the other Party informs such Party that its proposed publication discloses inventions made by either Party in the course of the R&D Program which are subject to the rights granted by one Party to the other Party pursuant to Sections 3.1 or 3.2 of this Agreement, or the public disclosure of such proposed publication could be expected to have a material adverse effect on any Patent Rights or Know-How of such other Party, then such Party shall delay such proposed publication, for up to sixty (60) days from the date the other Party informed such Party of its objection to the proposed publication, to permit the timely preparation and first filing of patent application(s) on the information involved. The Parties agree that all publications of results of the R&D Program by NitroMed or BSC shall acknowledge the contribution of the other Party and third party collaborators, as applicable, to such results.

                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

         Section 7.1 REPRESENTATIONS OF AUTHORITY. NitroMed and BSC each represents and warrants to the other Party that it has full corporate right, power and authority to enter into this Agreement and to perform its respective obligations under this Agreement and, subject to Section 7.6 hereof, that it has the right to grant to the other the licenses and sublicenses granted pursuant to this Agreement.

         Section 7.2 CONSENTS. NitroMed and BSC each represents and warrants to the other Party that all necessary consents, approvals and authorizations of all government authorities and other persons required to be obtained by it as of the Effective Date in connection with the execution, delivery and performance of this Agreement have been or shall be obtained by the Effective Date.

         Section 7.3 NO CONFLICT. NitroMed and BSC each represents and warrants to the other Party that, notwithstanding anything to the contrary in this Agreement, the execution and delivery of this Agreement, the performance of such Party's obligations in the conduct of the R&D Program and the licenses and sublicenses to be granted pursuant to this Agreement (a) do not and will not conflict with or violate any requirement of applicable laws or regulations existing as of the Execution Date and (b) do not and will not conflict with, violate, breach or constitute a default under any contractual obligations of such Party or any of its Affiliates existing as of the Effective Date.

         Section 7.4 ENFORCEABILITY. NitroMed and BSC each represents and warrants to the other Party that this Agreement is a legal and valid obligation binding upon it and is enforceable in accordance with its terms.

         Section 7.5 EMPLOYEE OBLIGATIONS. NitroMed and BSC each represents and warrants that all of its employees, officers, consultants and advisors who are or will be involved in the R&D Program have executed or will have executed agreements or have existing obligations under law requiring assignment to such Party of all intellectual property made during the course of and as the result of their association with such Party, and obligating the individual to maintain as confidential such Party's Confidential Information, to the extent required to support such Party's obligations under this Agreement. NitroMed and BSC each represents and warrants that to its knowledge, none of its employees who are or will be involved in the R&D Program are, as a result of the nature of such R&D Program to be conducted by the Parties, in violation of any covenant in any contract with a third party relating to non-disclosure of proprietary information, non-competition or non-solicitation.

                  Section 7.6 INTELLECTUAL PROPERTY.

               a. NitroMed represents and warrants to BSC that, to the knowledge of NitroMed, as of the Execution Date, the Know-How of NitroMed that is expected to be utilized by the Parties in the R&D Program (based on the duties expected to be performed by them under the R&D Plan as of the Execution Date) has not been developed or obtained by NitroMed or its Affiliates in violation of any contractual obligation to any third party nor has it been misappropriated from any third party or obtained without the proper consent of any third party.

               b. NitroMed represents and warrants to BSC that, as of the Execution Date, there is no action, suit or proceeding which is pending or, to the knowledge of the officers of NitroMed or its Affiliates, no written claim or demand of any third party that has been received, that challenges or would materially adversely affect (i) the right of the Parties to use in the conduct of the R&D Program the Patent Rights or Know-How of NitroMed that are reasonably expected to be utilized by the Parties to fulfill their duties under the R&D Plan that they expect to perform as of the Execution Date, or (ii) the right of NitroMed to grant to BSC the rights and licenses to use such Patent Rights or Know-How granted as of the Effective Date.

               c. BSC represents and warrants to NitroMed that, to the knowledge of BSC, as of the Execution Date, the Know-How of BSC that is expected to be utilized by the Parties in the R&D Program (based on the duties expected to be performed by it under the R&D Plan as of the Execution Date) has not been developed or obtained by BSC or its Affiliates in violation of any contractual obligation to any third party nor has it been misappropriated from any third party or obtained without the proper consent of any third party. d. BSC represents and warrants to NitroMed that, as of the Execution Date, there is no action, suit or proceeding which is pending or, to the knowledge of the officers of BSC or its Affiliates, no written claim or demand of any third party that has been received, that challenges or would materially adversely affect (i) the right of BSC to use in the conduct of the R&D Program the Patent Rights or Know-How of BSC that are reasonably expected to be utilized by the Parties to fulfill their duties under the R&D Plan that they expect to perform as of the Execution Date, or (ii) the right of BSC to grant to NitroMed the rights and licenses to use such Patent Rights or Know-How granted as of the Effective Date.

         Section 7.7 NO WARRANTIES. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, THE PARTIES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THE PARTIES SPECIFICALLY DISCLAIM ANY WARRANTIES THAT ROYALTY-BEARING PRODUCTS WILL BE SUCCESSFULLY DEVELOPED HEREUNDER, AND IF DEVELOPED, WILL HAVE COMMERCIAL UTILITY OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                                  ARTICLE VIII

                              TERM AND TERMINATION

         Section 8.1 TERM. This Agreement shall become effective as of the Effective Date, may be terminated as set forth in this Article VIII, and shall otherwise remain in effect until the expiration of all obligations to make payments set forth in Article IV.

         Section 8.2 SURVIVAL OF COMMERCIALIZATION LICENSE UPON EXPIRATION. Upon the expiration of BSC's obligations to pay royalties to NitroMed under Section
4.4 with respect to each Royalty-Bearing Product in any country, the licenses under NitroMed's rights in NitroMed Intellectual Property and Joint Intellectual Property set forth in Section 3.1(b) shall be deemed to be perpetual and fully paid-up licenses.

         Section 8.3 TERMINATION FOR MATERIAL BREACH. Upon any breach of a material provision of this Agreement by a Party (the "Breaching Party"), the other Party (the "Non-Breaching Party") may terminate this Agreement by providing sixty (60) days written notice to the Breaching Party, specifying the material breach. The termination shall become effective at the end of the sixty
(60) days period unless the Breaching Party cures such breach during such sixty
(60) days period. Notwithstanding the foregoing, if such breach, by its nature, is incurable, this Agreement may be terminated immediately. The Parties shall use reasonable efforts to work together to cure any breach.

         Section 8.4 EFFECT OF TERMINATION.

               a. TERMINATION BY BSC PURSUANT TO SECTION 8.3. If this Agreement is terminated under Section 8.3 and NitroMed is the Breaching Party, (i) the license granted by BSC to NitroMed under Section 3.2 shall terminate as of the effective date of such termination and (ii) the licenses granted by NitroMed to BSC under Sections 3.1(a) and 3.1(b) shall, at the election of BSC (to be made in writing within thirty (30) days after the effective date of termination), continue in effect, subject to the payment obligations set forth in Article IV of this Agreement.

               b. TERMINATION BY NITROMED PURSUANT TO SECTION 8.3. If this Agreement is terminated under Section 8.3 and BSC is the Breaching Party, the licenses granted by NitroMed to BSC under Sections 3.1(a) and 3.1(b) shall terminate as of the effective date of such termination, and all sublicenses granted to third parties by BSC pursuant to Section 3.1 shall also terminate as of such date.

         Section 8.5 SURVIVAL. In the event of any expiration or termination of this Agreement, (a) all financial obligations under Article IV or Article V owed as of the effective date of such expiration or termination shall remain in effect, and (b) the obligations set forth in Article VI and in Sections 5.4, 5.5, and 10.1, and all other terms, provisions, representations, rights and obligations contained in this Agreement which by their sense and context are intended to survive expiration or termination of this Agreement, shall survive.

                                   ARTICLE IX

                               DISPUTE RESOLUTION

         Section 9.1 ALTERNATIVE DISPUTE RESOLUTION. Any controversy, claim or dispute arising out of or relating to this Agreement that has not been resolved by the Executive Officers within thirty (30) days of referral in accordance with
Section 2.3 shall be resolved through binding arbitration as follows:

               a. All disputes arising out of this Agreement and referred to arbitration pursuant to this Section 9.1 shall be finally resolved by arbitration conducted in the English language in Boston, Massachusetts, in accordance with the American Arbitration Association ("AAA") Arbitration Rules and Supplementary Procedures for Large, Complex Disputes.

               b. The arbitrator shall rule on each disputed issue within ninety
(90) days after he or she has accepted the appointment to serve as an arbitrator, provided that if the arbitrator is unable to render a decision within such ninety (90) day period, he or she shall render such decision as soon thereafter as is practicable. The arbitrator shall issue a written decision in order to explain the basis of the ruling. The arbitrator shall not have the authority to award punitive damages.

               c. The arbitrator shall be paid reasonable fees plus expenses. These fees and expenses, along with the reasonable legal fees and expenses of the prevailing Party (including all expert witness fees and expenses), the fees and expenses of a court reporter, and any expenses for a hearing room, shall be paid as follows:

                  i. If the arbitrator rules in favor of one Party on all disputed issues in the arbitration, the losing Party shall pay 100% of such fees and expenses.

                  ii. If the arbitrator rules in favor of one Party on some issues and the other Party on other issues, the arbitrator shall issue with the ruling a written determination as to how such fees and expenses shall be allocated between the Parties. The arbitrator shall allocate fees and expenses in a way that bears a reasonable relationship to the outcome of the arbitration, with the Party prevailing on more issues, or on issues of greater value or gravity, recovering a relatively larger share of its legal fees and expenses.

               d. Any decision or award of the arbitrator shall be final, conclusive, and binding on the Parties to the dispute, and judgment may be entered on any award in any court of competent jurisdiction. To the extent lawful, the Parties exclude any right of application or appeal to the Massachusetts, United States or other courts in connection with any question of law arising in the arbitration or in connection with any award or decision made by the arbitrator, except as is necessary to recognize or enforce such award or decision.

         Section 9.2 NO LIMITATION. Notwithstanding the foregoing, nothing in this Article IX shall be construed as limiting in any way the right of a Party to seek injunctive or other equitable relief from a court of competent jurisdiction with respect to any actual or threatened breach of this Agreement.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

         Section 10.1 INDEMNIFICATION.

               a. BSC. BSC agrees to defend NitroMed and its Affiliates at its cost and expense, and shall indemnify and hold NitroMed and its Affiliates and their respective directors, officers, employees and agents (the "NitroMed Indemnified Parties") harmless from and against any losses, costs, damages, fees or expenses arising out of any third party claim relating to (i) any breach by BSC of any of its representations, warranties or obligations pursuant to this Agreement or (ii) personal injury resulting from the development, manufacture, use, sale or other disposition of any Royalty-Bearing Products offered by BSC or its Affiliates or sublicensees. In the event of any such claim against the NitroMed Indemnified Parties by any third party, NitroMed shall promptly notify BSC in writing of the claim and BSC shall manage and control, at its sole expense, the defense of the claim and its settlement. The NitroMed Indemnified Parties shall cooperate with BSC and may, at their option and expense, be represented in any such action or proceeding. BSC shall not be liable for any litigation costs or expenses incurred by the NitroMed Indemnified Parties. In addition, BSC shall not be responsible for the indemnification of any NitroMed Indemnified Party arising from any negligent or wrongful acts by such party, or as the result of any settlement or compromise by the NitroMed Indemnified Parties without BSC's prior written consent.

               b. NITROMED. NitroMed agrees to defend BSC and its Affiliates at its cost and expense, and shall indemnify and hold BSC and its Affiliates and their respective directors, officers, employees and agents (the "BSC Indemnified Parties") harmless from and against any losses, costs, damages, fees or expenses arising out of any third party claim relating to any breach by NitroMed of any of its representations, warranties or obligations pursuant to this Agreement. In the event of any claim against the BSC Indemnified Parties by any third party, BSC shall promptly notify NitroMed in writing of the claim and NitroMed shall manage and control, at its sole expense, the defense of the claim and its settlement. The BSC Indemnified Parties shall cooperate with NitroMed and may, at their option and expense, be represented in any such action or proceeding. NitroMed shall not be liable for any litigation costs or expenses incurred by the BSC Indemnified Parties. In addition, NitroMed shall not be responsible for the indemnification of any BSC Indemnified Party arising from any negligent or wrongful acts by such party, or as the result of any settlement or compromise by the BSC Indemnified Parties without NitroMed's prior written consent.

         Section 10.2 GOVERNING LAW. This Agreement shall be construed and the respective rights of the Parties determined (including the determination of substantive rights in any arbitration proceeding under Article IX) according to the substantive laws of the Commonwealth of Massachusetts notwithstanding the provisions governing conflict of laws under such Massachusetts law to the contrary and without giving effect to the United Nations Convention on Contracts for the International Sale of Goods, the 1974 Convention on the Limitation Period in the International Sale of Goods (the "1974 Convention") and the Protocol amending the 1974 Convention, done at Vienna April 11, 1980, except matters of intellectual property law which shall be determined in accordance with the national intellectual property laws relevant to the intellectual property in question.

         Section 10.3 ASSIGNMENT. Neither NitroMed nor BSC may assign this Agreement in whole or in part without the consent of the other Party, except if such assignment is to an Affiliate of the assigning Party or occurs in connection with the sale or transfer of all or substantially all of the business or assets of the assigning Party to which the subject matter of this Agreement pertains.

         Section 10.4 AMENDMENTS. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersedes all previous arrangements with respect to the subject matter hereof, whether written or oral. Any amendment or modification to this Agreement shall be made in writing signed by both Parties.

         Section 10.5 NOTICES.

         Notices to NitroMed shall be addressed to:

                    NitroMed, Inc.
                    12 Oak Park Drive
                    Bedford, Massachusetts 01730
                    Telefacsimile:  (781) 275-2282
                    Attention:  Chief Executive Officer

         Notices to BSC shall be addressed to:

                    Boston Scientific Corporation
                    One Boston Scientific Place
                    Natick, Massachusetts 01760
                    Telefacsimile:  (508) 650-8951
                    Attention:  Chief Financial Officer


Any Party may change its address by giving notice to the other Party in the manner herein provided. Any notice required or provided for by the terms of this Agreement shall be in writing and shall be (a) sent by registered or certified mail, return receipt requested, postage prepaid, (b) sent via a reputable overnight courier service, or (c) sent by facsimile transmission with an original to be followed the same day via a reputable overnight courier service, in each case properly addressed in accordance with the paragraph above. The effective date of notice shall be the actual date of receipt by the Party receiving the same.

         Section 10.6 FORCE MAJEURE. No failure or omission by the Parties in the performance of any obligation of this Agreement shall be deemed a breach of this Agreement or create any liability if the same shall arise from any cause or causes beyond the control of the Parties, including, but not limited to, the following: acts of God; acts or omissions of any government; any rules, regulations or orders issued by any governmental authority or by any officer, department, agency or instrumentality thereof; fire; storm; flood; earthquake; accident; war; rebellion; insurrection; riot; and invasion and provided that such failure or omission resulting from one of the above causes is cured as soon as is practicable after the occurrence of one or more of the above-mentioned causes.

         Section 10.7 PUBLIC ANNOUNCEMENTS. The timing and content of press releases, if any, announcing the execution of this Agreement shall be mutually agreed. Any announcements or similar publicity with respect to the execution of this Agreement, if any, shall be agreed upon between the Parties in advance of such announcement. In the event that the existence or material terms of this Agreement are required by law, regulation or judicial order to be disclosed, the Parties will consent to the minimum required disclosure. The Parties agree that any such announcement will not contain confidential business or technical information other than the existence or material terms of this Agreement and, if disclosure of confidential business or technical information is required by law or regulation, will make commercially reasonable efforts to minimize such disclosure and obtain confidential treatment for any such information which is disclosed to a governmental agency or group. The contents of any announcement or similar publicity which has been reviewed and agreed by the Parties can be re-released by either Party without a requirement for re-approval.

         Section 10.8 DISCLOSURE OF PROVISIONS OF AGREEMENT.

               a. Each Party agrees to hold as confidential the terms of this Agreement except that each Party shall have the right to disclose such terms to potential investors and other third parties in connection with financing activities, provided that any such third party has entered into a written obligation with the disclosing Party to treat such information and materials as confidential. At the request of the other Party, the disclosing Party shall use commercially reasonable efforts to enforce such obligations against such third parties.

               b. In the event that this Agreement shall be included in any report, statement or other document filed by either Party or an Affiliate of either Party with the United States Securities and Exchange Commission (the "SEC"), such Party shall use, or shall cause its Affiliate, as the case may be, to use, reasonable efforts to obtain confidential treatment from the SEC of any financial information or other information of a competitive or confidential nature, and shall include in such confidentiality request such provisions of this Agreement as may be reasonably requested by the other Party.

         Section 10.9 INDEPENDENT CONTRACTORS. It is understood and agreed that the relationship between the Parties hereunder is that of independent contractors and that nothing in this

Agreement shall be construed as authorization for either NitroMed or BSC to act as agent for the other.

         Section 10.10 NO STRICT CONSTRUCTION. This Agreement has been prepared jointly and shall not be strictly construed against any Party.

         Section 10.11 HEADINGS. The captions or headings of the sections or other subdivisions hereof are inserted only as a matter of convenience or for reference and shall have no effect on the meaning of the provisions hereof.

         Section 10.12 NO IMPLIED WAIVERS; RIGHTS CUMULATIVE. No failure on the part of NitroMed or BSC to exercise, and no delay in exercising, any right, power, remedy or privilege under this Agreement, or provided by statute or at law or in equity or otherwise, shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach of this Agreement or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

         Section 10.13 SEVERABILITY. If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the fullest extent permitted by law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Parties as nearly as may be possible and (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

         Section 10.14 EXECUTION IN COUNTERPARTS. This Agreement may be executed in counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

         Section 10.15 NO CONSEQUENTIAL DAMAGES. NEITHER PARTY HERETO WILL BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, INCLUDING WITHOUT LIMITATION LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES. NOTHING IN THIS SECTION 10.15 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY.



                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the Parties have executed this Development and License Agreement as of the Execution Date.

                                     NITROMED, INC.

                                     By:    /s/ Joseph Grimm
                                            -------------------------------
                                     Name:  Joseph Grimm
                                            -------------------------------
                                     Title: SVP and Chief Financial Officer
                                            -------------------------------


                                     BOSTON SCIENTIFIC CORPORATION

                                     By:    /s/ Illegible
                                            -------------------------------
                                     Name:
                                            -------------------------------
                                     Title:
                                            -------------------------------

                                    EXHIBIT A

                                    R&D PLAN

The flow chart for the screening and identification of a development compound is outlined in Fig 1. In the compound selection process, the criteria for identification of an [**] compound as a development candidate is as follows:

COMPOUND SELECTION

NitroMed will provide BSCI with a list of proprietary [**] compounds with SUPPORTING DATA that meet the following criteria:

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ASSAY                                                PERFORMANCE MEASUREMENT
------------------------------------------------------------------------------
At least [**]                                        [**]

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Solubility[**]                                       [**]

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Stability [**]                                       [**]

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Sterilizable [**]                                    [**]

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Demonstrated [**]                                    [**]

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         [**]

------------------------------------------------------------------------------

(*[**])

BSCI will select [**] as follows:

1. [**]

STENT COATING

o Boston Scientific Corporation will provide stents and perform all coating, sterilization and packaging of stents.

NitroMed will perform the following assays to determine the [**]

------------------------------------------------------------------------------
ASSAY ([**])                                         PERFORMANCE MEASUREMENT
------------------------------------------------------------------------------
Content [**]                                         [**]

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Loss [**]                                            [**]

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[**] stability [**]                                  [**]

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[**]                                                 [**]
[**] profile
------------------------------------------------------------------------------

[**] EVALUATION

NitroMed will perform the following [**]:

         1. [**].
         2. [**].
         3. [**].

[**] EVALUATION

         NitroMed will [**] 1. [**]
                            2. [**]
                            3. [**]

(ALL STUDIES WILL BE CONDUCTED WITH [**]

DOCUMENTATION:

[**] equivalent documentation.

Upon meeting the criteria above, the [**] compounds shall be " NITROMED DELIVERED COMPOUNDS".

BSCI will select appropriate formulations of coated stents [**] 1. [**]
                                                                2. [**]
                                                                3. [**]

(ALL STUDIES WILL BE CONDUCTED WITH [**]

FIGURE 1. FLOW CHART FOR SCREENING OF [**] STENTS.


[FLOW CHART]